UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 16, 2009
CANARGO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company’s Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company’s business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
On June 28, 2006 CanArgo Energy Corporation, (“CanArgo”), entered into a Notes Purchase Agreement (“the Purchase Agreement”) with Persistency Capital (“Persistency”) relating to the 12% Subordinated Convertible Guaranteed Notes, due June 28, 2010 (the “Subordinated Notes”).
On January 16 , 2009 CanArgo entered into a further agreement (the “Agreement”) with Persistency whereby Persistency agrees and covenants that prior to April 20, 2009, absent the Company’s consent, or an event of default which results in the Subordinated Notes becoming immediately due and payble, or a Change of Control as defined in the Purchase Agreement (other than as a result of a transaction with Persistency or its affiliate), it will not convert or exchange, or seek to convert or exchange, any or all of the Subordinated Notes into shares of Common Stock of the Issuer, or into any other security convertible or exchangeable into shares of Common Stock of the Issuer, pursuant to Section 11.7 of the Note Agreement.
A copy of the Agreement is attached hereto as Exhibit 10.1.
Section 7—Regulation FD
Item 7.01. Regulation FD Disclosure.
January 16, 2009 — Guernsey, British Isles — CanArgo Energy Corporation (“CanArgo” or the “Company”) (OSE: CNR, NYSE ALTERNEXT: CNR.BC) today announced that the Company has filed a lawsuit with the Oslo Conciliation Board, as court of first instance in Oslo, Norway, against Caldwell Associates Limited, Provincial Securities Limited and Heritage Cie S.A., three of the underwriters of the Company’s recent rights offering.
The defendant parties have not given notification that they are represented by legal attorneys in the matter. CanArgo is therefore, under Norwegian law, required to bring the lawsuit before the Conciliation Board, instead of directly in the Oslo District Court. The Conciliation Board may however refer the matter to the Oslo District Court.
CanArgo is in preliminary settlement discussions with certain of the other five underwriters (who in aggregate account for $5m of the total $24.2m underwriting commitments) and accordingly at this time has not filed a complaint against those five underwriters.
CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
The information in this item 7.01 (including its exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liability of that section. The information in this report (including its exhibit) shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
A copy of the Press Release is attached hereto as Exhibit 99.1.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Exhibit Description

10.1	Agreement dated January 16, 2009 between CanArgo Energy Corporation and Persistency.
99.1	Press Release dated January 16, 2008 issued by CanArgo Energy Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: January 16, 2009	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary